W911SR24D0001 W911SR24F0016P00005 Page 2 of 3 SECTION SF 30 BLOCK 14 CONTINUATION PAGE SUMMARY OF CHANGES SECTION SF 30 - BLOCK 14 CONTINUATION PAGE The following have been added by full text: P00005 The purpose of this modification is as follows: 1. To fully fund Option CLIN 1001 in the amount of to procure of BioThrax® AVA (Anthrax Vaccine Absorbed). 2. Pursuant to DFARS 252.232-7007, Limitation of Government’s Obligation, funding in the amount of is hereby added to Contract Line Item Number (CLIN) 1001 as shown in the table below. CLIN CLIN Amount Current Funding Total Funding Balance to be Funded 1001 $0.00 3. Except as provided herein, all terms and conditions remain unchanged. SECTION SF 1449 - CONTINUATION SHEET SUPPLIES OR SERVICES AND PRICES CLIN 0005 The manufacturer part number AVA has been deleted. The PSC code 6505 has been deleted. The PROG code C9E has been deleted. SUBCLIN 100103 is added as follows: [ ** ] [ ** ] [ ** ] [ ** ] [ ** ] [ ** ]

W911SR24D0001 W911SR24F0016P00005 Page 3 of 3 ITEM NO SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE AMOUNT 100103 $0.00 Funding FFP Funding in support of CLIN 1001 PURCHASE REQUEST NUMBER: 0012227877-0002 NET AMT $0.00 ACRN AC CIN: GFEBS001222787700001 ACCOUNTING AND APPROPRIATION Summary for the Payment Office As a result of this modification, the total funded amount for this document was increased by from to . SUBCLIN 100103: Funding on SUBCLIN 100103 is initiated as follows: ACRN: AC CIN: GFEBS001222787700001 Acctng Data: 0212024202520400000665654255 A.0012510.9.2.5.7 6100.9000021001 Increase: Total: Cost Code: A5XAH INSPECTION AND ACCEPTANCE The following Acceptance/Inspection Schedule was added for SUBCLIN 100103: INSPECT AT INSPECT BY ACCEPT AT ACCEPT BY N/A N/A N/A N/A (End of Summary of Changes) [ ** ] [ ** ] [ ** ] [ ** ] [ ** ] [ ** ]